Exhibit 99.1

Wesley W. von Schack
Chairman, President and Chief Executive Officer
217 Commercial St. / Portland, ME 04101
(207) 828-6015 / (607) 762-4550
Energy East Corporation	Fax: (607) 762-4345

January 30, 2006

Personal & Confidential

Mr. Robert Kelly

4200 Fox Brook Lane

Charlotte, NC 28211

Dear Bob:

The Board of Mellon Financial Corporation is excited at the prospect of you joining our organization. We would like to offer you the position of Chairman, President and CEO of both the Company and the Bank, effective February 13, 2006. You would also serve as a member of the Mellon Board of Directors.

Your base salary will be $975,000 per year and you will be eligible to receive an annual bonus based on a combination of company and individual performance factors. We are structuring a bonus program that should pay you approximately 200% of base salary at targeted performance, 300% of base salary at strong performance and 400% at outstanding performance. The details of this program will be structured after you join the company and the HR Committee of the Board and you have an opportunity to determine appropriate performance factors based on a strategic review of Mellon’s priorities.

Additionally, you will enter the Mellon long term equity performance plan to ensure alignment of your own financial opportunity with the interests of Mellon shareholders. As we discussed, our recently announced long-term program consists of an allocation of a total reward opportunity of 40% in stock options, 20% in time-based restricted stock awards and 40% in performance shares. For the purposes of this letter, we will not detail all of the performance factors and metrics, but we intend to structure your program so that you will receive an award opportunity each year with an expected value of $5.1 million at targeted performance on all measures. Since this long-term program has very recently been announced, you will need to enter it under the current structure. You will receive an initial grant under this program of 280,000 stock options, 34,000 restricted shares and 69,000 performance shares as soon as practicable after your start date.

We would also like to outline our approach to protecting you in the event of either a “change of control” event or severance from the company. In the event of a “change of control” as defined in Mellon’s Change in Control Agreements, at the time of the closing of the transaction you will receive three times your base salary and highest annual bonus paid in the last three years. In this regard, the Company will agree to enter into a Change of Control Agreement with you substantially in the form filed as Exhibit 10.19 to the Company’s 10K filed with the SEC in March 2001. Upon Change in Control, you will also be immediately vested in any Mellon equity awards you have received prior to the closing date and in the SERP Supplemental Retirement Benefits. In accordance with the terms of Mellon’s Change in Control Agreement, if any of these payments, or other payments, distribution, vesting of awards, etc. would subject you to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, you will be entitled to a Gross-Up payment as defined in the Mellon Change in Control Agreement. Additionally, if you are asked to leave Mellon by the Board within your first three years of employment for any reason other than “cause” or you terminate as a result of a “Constructive Discharge” as such term is defined in Exhibit A hereto, we will pay you two times your base salary plus the highest annual bonus paid to date, or your targeted annual bonus, whichever is greater. Except as provided in Exhibit A, with respect to the vesting and exercisability of any stock options, performance shares, restricted stock awards granted under the Company’s long-term program or any successor plan received prior to your date of termination other than the special one-time restricted stock grant referenced below, you will vest in accordance with the terms of the long-term program and the applicable award agreements, the vesting provisions of which agreements will be no less favorably granted than those of the agreements of other senior executives. You will also be provided with the benefits set forth on Exhibit A. Upon your death or disability, you will be entitled to the benefits set forth on Exhibit A. Should you decide to leave Mellon voluntarily, you will not be eligible for this payment or vesting. Prior to payment of any amounts described in this paragraph, you agree to execute a general release and waiver, substantially in the form attached as Exhibit B of all claims you may have against Mellon and its directors, officers and affiliates. “Cause” is defined in the Mellon Change in Control Agreement.

You will participate in the Mellon Supplemental Executive Retirement Plan which accrues at 2% of your highest twelve (12) months of cash compensation (base salary plus paid annual bonus) in the final 36 months of employment for each year of Mellon employment. These terms are more fully set forth on Exhibit A hereto. You will also receive credit for the number of full years of service you had at Wachovia. As Chairman, President and CEO you will participate in all fringe benefits and perquisite programs extended to the most senior Mellon management group, including those currently provided to Mellon’s Chairman, CEO and President.

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Additionally, we wish to extend a special one-time restricted stock grant of 225,000 shares Mellon stock upon your joining Mellon in consideration of the value of the equity programs you will lose at Wachovia as a result of your departure. This grant will vest ratably over the four year period commencing on the date of grant. As previously stated, this award will immediately vest in the event of a “Change in Control”, or a termination from Mellon for any reason other than “cause” or your voluntarily termination that does not constitute a Constructive Discharge.

As you may be aware, the Internal Revenue Code was amended to add Section 409A relating to deferred compensation arrangements. Some of the payments to be provided to you may be subject to these new rules, and may require certain changes, including a deferral of payment to six months after termination of your employment. We agree to review this letter and to conform it to the final regulations issued under Section 409A prior to December 31, 2006.

Bob, we will outline additional details of our relocation and fringe benefit programs at a later time, but you can expect that you will be treated as customary for an executive of your level in joining Mellon. Regarding relocation, we will make you whole on costs within reason, including paying for your temporary accommodation in Pittsburgh, and we will also gross up any reimbursement to make it tax neutral for you.

Bob, we on the Board of Mellon are genuinely thrilled to make this offer to you as we believe that you are an outstanding choice to become the next CEO of our organization. If we can answer any questions you may have about this letter or other details of our offer, please let us know immediately.

We hope to hear positively from you after you have reviewed all aspects of our opportunity and the offer, and received appropriate advice and counsel from your own advisors.

Sincerely,

/s/ Wes von Schack
Wes von Schack
Chairman-Human Resources Committee Board of Mellon Financial Corporation

ACCEPTED

/s/ Robert P Kelly	1-31-2006
Robert Kelly	Date

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Exhibit A

1. “Constructive Discharge” means a material breach by Mellon of any of the terms of this letter, including, without limitation, (a) any failure to elect or reelect or to appoint or reappoint you to the offices of Chairman, President and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of the Bank or as a member of each of their boards of directors, or (b) any other material change by Mellon in the functions, duties or responsibilities of your respective positions with Mellon or the Bank which would reduce the ranking or level, dignity, responsibility, importance or scope of such positions, or (c) any imposition on you of a requirement to be permanently based at a location more than fifty miles from the principal office of the Company as of the date of this Agreement without your consent or (d) any reduction without your consent in your salary below the amount provided for under this letter.

2. Upon a termination without Cause or upon a Constructive Discharge, you will receive:

(a) two years of age and service credit under Mellon’s Supplemental Executive Retirement Plan,

(b) two years of continued health and welfare benefits on the same basis as those benefits are provided to active employees or the after-tax equivalent thereof, so long as you are not otherwise receiving such benefits from a new employer, and

You will have no mitigation obligation with respect to the foregoing or any other amounts.

3. Upon termination without Cause within the first three years of your employment, you will immediate vest in all Mellon equity awards received prior to the date of your termination and all stock options will remain exercisable for the shorter of (x) the remainder of their ten-year term, and (y) 3 years. Performance Shares will be paid out, if earned, in accordance with their terms.

4. Upon your death or disability, you will receive benefits no less favorable than those provided to other senior executives of Mellon.

5. The Supplemental Retirement Benefit provided to you under the Supplemental Executive Retirement Plan provides as follows:

Supplemental Retirement Benefit. The Executive will be entitled to receive a monthly Supplemental Retirement Benefit (the “Supplemental Retirement Benefit”) commencing on the first day of the month coincident with or following the later of the Executive’s termination of employment or attainment of age 60 and continuing for the remainder of his life. Unless otherwise elected by the Executive, the Supplemental Retirement Benefit shall be payable in the form of a 50% joint and survivor annuity which shall be unreduced for the actuarial value of the survivor’s benefit. If the Executive’s spouse at the time of his death is not more than four years younger than the Executive, the survivor benefit shall be equal to 50% of the Executive’s benefit and shall be payable to his spouse for the remainder of the spouse’s life. If the Executive’s spouse at the time of his death is more than four years younger than the Executive, the benefit payable to the spouse shall be reduced to a benefit having the same actuarial value as the benefit that would have been payable had the spouse been four years younger than the Executive. The Executive shall also have the right to elect a 100% joint and survivor annuity, on an actuarially-reduced basis or a lump-sum payment, on an actuarially-reduced basis (if the Executive makes a timely lump-sum election which avoids constructive receipt and the imposition of additional taxes under Section 409A of the Internal Revenue Code), or any other form of payment available or provided under the “Supplemental Plans” defined below. Actuarial reductions shall be based on the actual ages of the Executive and his spouse at the time of retirement. If the Executive is not married at the time of his retirement, actuarial adjustments shall be made as if the Executive had a spouse with the same date of birth as the Executive. In the event that the Executive elects a form of payment other than the automatic 50% joint and survivor annuity or other than a lump sum payment, and remarries subsequent to retirement, the benefits payable under this Section shall be actuarially adjusted at the time of the Executive’s death to reflect the age of the subsequent spouse. If the Executive elects a lump sum payment at retirement, no further benefits will be payable under this Section.

The amount of the monthly retirement benefit as an unreduced 50% joint and survivor annuity shall be equal to the product of (A) the “Service Percentage” multiplied by (B) the Executive’s “Final Average Compensation,” with such product reduced by (C) the total monthly amount of benefits (measured for purposes of this offset as if the Executive elected a 50% joint and survivor annuity payable as of the date benefits commence under this Agreement) provided to or in respect of the Executive under all tax-qualified retirement plans and related excess benefit and other benefit restoration plans maintained by the Company or the Bank for the Executive, including the Mellon Bank Benefit Restoration Plan and the Mellon Bank IRC Section 401(a)(17) Plan (the “Supplemental Plans”) and benefits paid pursuant to Section 4.7 of the Mellon Financial Corporation Elective Deferred Compensation Plan for Senior Officers, but not including payments of any compensation previously deferred under any deferred compensation plan of the Company or the Bank, or interest thereon, or payments from the Mellon Financial Corporation 401(k) Retirement Savings Plan.

The Executive shall be fully vested in the Supplemental Retirement Benefit provided herein after five full years of vesting service with the Company (taking into account the additional service credit provided in 2(a) above). The Executive will also be fully vested in the Supplemental Retirement Benefit upon a Change in Control, as defined in the Company’s Change in Control Agreements. If the Executive’s employment is terminated prior to such time for any reason other than Death or Retirement (as defined in the Company’s tax qualified retirement plan), he shall forfeit his right to receive the Supplemental Retirement Benefit.

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The Executive shall elect the form of payment of his Supplemental Retirement Benefit at the same time and subject to the same provisions (including timing requirements and all reductions and/or penalties for late elections) as provided under the Supplemental Plans. In the event that the Executive elects a form of payment of his Supplemental Retirement Benefits which provides for payments to continue after his death and the Executive dies without having received all payments of Supplemental Retirement Benefits that may be payable hereunder, then the unpaid balance of such benefits shall be paid in accordance with the form of payment elected by the Executive. Any such remaining payments shall be made to the Executive’s beneficiary provided under the Supplemental Plans, subject to any contrary written instructions from the Executive designating a different beneficiary for such payments.

The Executive may also elect, upon not less than 12 months’ advance written notice, to have the payment of the Supplemental Retirement Benefit commence on the first day of any month coincident with or after the later of his termination of employment or attainment of age 55. In this event, the Supplemental Retirement Benefit will be subject to an early payment reduction amount equal to 0.5% per month (6% per annum) for each month that payments commence before attainment of age 60. In the event of such retirement, the Term and the Company’s obligations to make payments under Section 4 above shall cease as of the retirement date.

The Executive may also elect, upon not less than 12 months’ advance written notice prior to the commencement of Supplemental Retirement Benefit payments, to have the lump sum value of the Supplemental Retirement Benefit to which the Executive would otherwise be entitled applied to the purchase of a single premium annuity in a form and from an issuer selected or concurred in by the Executive. In the event of such an election by the Executive, the sole responsibilities of the Company shall be to apply the amount of the lump sum value of the Supplemental Retirement Benefit to the purchase of the annuity selected or concurred in by the Executive and the distribution of such annuity to the Executive. Thereafter, the Executive shall look solely to the issuer of the annuity for payment on account of or in connection with the Supplemental Retirement Benefit and agrees that the Company and its affiliates, and each of their officers, directors and employees, shall have no further liability in respect of the Supplemental Retirement Benefit or by reason of the application of the lump sum value as elected by the Executive or the selection of the form or issuer of the annuity.

Notwithstanding the foregoing, in no event shall the Executive receive any payments under this provision or be deemed to be retired from the Company while the Executive is entitled to separation payments because his employment was terminated without Cause or as a result of Constructive Discharge or due to disability (the “Continuing Payments”).

For purposes of this Supplemental Retirement Benefit:

(i) “Service Percentage” means 2% for each full or partial year of the Executive’s employment with the Company (plus the Executive’s full or partial years of employment with Wachovia Corporation) commencing on the first date of the Executive’s employment with the Company and ending as of the date his active employment with the Company terminates, plus 2% for each full year, if any, that the

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Executive receives Continuing Payments (with such percentage pro-rated for the partial year in which such final termination of the Executive’s employment occurs or in which such final Continuing Payments are made, whichever shall be applicable).

(ii) “Final Average Compensation” means one-twelfth (1/12th) of the sum of the Executive’s Base Salary paid and the Cash Bonus Amount of any bonus award earned for the calendar year within the final three (3) full calendar years of the Executive’s employment by the Company which produces the highest amount. For purposes of determining Final Average Compensation (A) Bonus Plan awards shall be attributed to the calendar year in which earned, whether paid in that calendar year or the year following or deferred and (B) any portion of the Executive’s Base Salary and bonus award which is deferred by the Executive under agreements with the Company or under any Company employee benefit plan shall be included for purposes of determining Final Average Compensation.

In the event the Executive’s termination of employment is due to Death prior to the commencement of the payment of Supplemental Retirement Benefits, and he shall be survived by a spouse, entitlement to Supplemental Retirement Benefits will become fully vested and such spouse shall be entitled to receive a pre-retirement death benefit, payable in the form of a lifetime annuity, equal to the benefit that would have been payable had he retired immediately prior to death and elected a 50% joint and survivor annuity, but without any early payment reductions applicable for payments prior to age 60. If the Executive’s spouse at the time of his death is more than four years younger than the Executive, the benefit payable to the survivor shall be reduced to a benefit having the same actuarial value as the benefit that would have been payable had the spouse been four years younger than the Executive.

The Executive’s entitlement to Supplemental Retirement Benefits shall survive the termination of his employment for reasons other than Cause or as a result of Constructive Discharge, but only to the extent he is vested as provided above.

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EXHIBIT B

PLEASE NOTE THIS AGREEMENT CONTAINS A

WAIVER OF YOUR RIGHTS

YOU ARE ADVISED TO CONSULT WITH AN

ATTORNEY PRIOR TO SIGNING

CONFIDENTIAL SEPARATION

AGREEMENT AND RELEASE

MELLON FINANCIAL CORPORATION, (“MFC”) and (“Employee”), in exchange for their mutual promises herein set forth, agree as follows:

1. Purpose. This Confidential Separation Agreement and Release (“Agreement”) is entered into in accordance with the offer letter to Robert Kelly (“Employee”) from Wes von Schack, Chairman, Human Resource Committee Board of Mellon Financial Corporation, dated January 30, 2006 (the “Offer Letter”) for the provision of certain post termination cash and non-cash benefits and so that Employee, in exchange for the consideration therein described, will forever release Mellon, (as defined below) and all individuals associated with Mellon, from any and all possible liability to Employee directly or indirectly attributable to Employee’s period of employment with Mellon and the circumstances surrounding termination of such employment.

2. Mellon Defined. Unless the context otherwise clearly requires, Mellon is used throughout this Agreement to mean and include Mellon Financial Corporation (“MFC”), Mellon Bank N.A., The Dreyfus Corporation, Dreyfus Service Corporation, DSC Asset Corporation, Mellon HR Solutions, LLC and any parents, affiliates, subsidiaries, related companies, benefit plans, predecessors, or successors, as well as any present or past officers, directors, agents, servants, employees, trustees or other individuals, in any way related to the above entities.

3. Without Cause Termination of Employment. On                     , Employee was given notice by the Board that his employment was being terminated without cause as of                      (the “Termination Date”). In addition, effective as of the Termination Date Employee will resign all officer positions with Mellon, including but not limited to his position as Chairman, President and CEO. Employee expressly agrees that his termination and his related resignation are proper. Employee agrees that his employment with Mellon will be forever terminated under the terms and conditions of this Agreement. Employee expressly waives, relinquishes and foregoes any claim, chance or opportunity to seek reinstatement or rehire to employment with Mellon in any capacity now or ever in the future; he expressly agrees that he shall not in the future apply for or seek in any way to be reinstated or rehired by Mellon; and he agrees that Mellon will never be obligated to reinstate or rehire him.

4. Consideration. Employee agrees that the Change in Control payments and separation pay provided in the Offer Letter are being paid as consideration for, and conditioned upon, the execution of this Agreement and Employee agrees that he would not receive the monies and benefits described in the Offer Letter except for his execution of this Agreement and the fulfillment of the promises contained herein.

[5. Effect of Agreement on Change in Control Agreement. Employee expressly agrees that the agreement entered into on                     , by and between Employee and MFC regarding, among other things, payments to Employee as a result of termination of employment following a change in control of Mellon (“Change in Control Severance Agreement”) is superseded by this Agreement, that no payments are due or owing under the Change in Control Severance Agreement now or ever in the future and that the Change in Control Severance Agreement is null and void upon the earlier of the Effective Date of this Agreement or [DATE 21 days later].

6. General Release. Employee expressly understands and agrees that his acceptance of this Agreement forever and irrevocably binds himself, his heirs, and assigns, and for the consideration set forth herein, the adequacy of which he acknowledges, Employee hereby expressly, unconditionally, and voluntarily releases and forever discharges Mellon from: (a) any and all possible claims, issues or causes of action, known or unknown and of whatever kind or nature, which arose on or before the Effective Date of this Agreement, arising out of, or in any way related to, Employee’s employment with Mellon and his separation from employment, under any possible legal, equitable, tort, contract, or statutory theory, including, but not limited to, any claims for constructive or wrongful discharge and breach of contract, with the exceptions of any claim for indemnification or defense covered by the By-Laws of, or Articles of Incorporation for MFC, claims for vested benefits under the Qualified Pension Plan, claims to recover benefits under the Mellon Health Insurance Plans or claims to clarify Employee’s rights to future benefits under the Qualified Pension Plan or Health Insurance Plan; and (b) any and all possible claims, issues or causes of action, known or unknown and of whatever kind or nature which arose on or before the Effective Date of this Agreement, including, but not limited to, claims under any federal or state civil rights act, any state or municipal statute, including, but not limited to, the AGE DISCRIMINATION IN EMPLOYMENT ACT, (29 U.S.C. § 621 et seq.), CIVIL RIGHTS ACT OF 1964, CIVIL RIGHTS ACT OF 1991, PENNSYLVANIA HUMAN RELATIONS ACT, THE CITY OF PITTSBURGH CODE, EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, FAMILY AND MEDICAL LEAVE ACT, EQUAL PAY ACT, REHABILITATION ACT of 1973 and/or THE AMERICANS WITH DISABILITIES ACT, and any and all amendments to each of these statutes, or any similar federal, state or local statute dealing with any form of discrimination, as well as any and all claims for alleged unlawful employment discrimination based on religion, sex, race, age, national origin, disability or handicap, retaliation, marital status or any other characteristic proscribed by any law. Except to the extent prohibited by law, this release extends to any and all administrative charges, whether before the Equal Employment Opportunity Commission or any other agency or tribunal to which Employee currently is or shall later become a party. Should Employee ever become a party to any such proceeding, he shall immediately ask any such administrative agency or tribunal to withdraw any such charge as to him. Employee acknowledges and agrees that, as a consequence of the general release set forth in this paragraph, Mellon will not have any further obligations under any agreements with Employee other than as specified in this Agreement.

7. Indemnification. Employee’s rights to indemnification and defense will continue in accordance with the Articles of Incorporation, the By-Laws of Mellon Financial Corporation and/or any indemnification agreement between Mellon and the Employee.

8. No Duplication in Awards. In addition to the General Release set forth in paragraph 6 above, to the fullest extent permitted by applicable law, Employee expressly agrees that if any legal or equitable action is brought directly or indirectly on Employee’s behalf, for any actions relating to Employee’s separation, retirement and/or termination of employment with Mellon and the continuing effects thereof and Employee obtains a monetary award that he will: 1) return the total monetary consideration provided under this Agreement to Mellon, if the total of the monetary consideration is less than the amount of award; or 2) return to Mellon the amount of the award obtained if it is less than the total monetary consideration paid under this Agreement. If the monetary consideration is not returned under these circumstances, Mellon may immediately pursue a claim against Employee (in accordance with the provisions of applicable law) for the immediate return of the monetary consideration provided hereunder. Employee shall pay, in addition to any other damages caused thereby, all attorney’s fees and costs incurred by Mellon in pursuing any such claim.

9. No Attorneys Fees or Further Payments. Employee expressly agrees that Mellon will not be required to make any payments to him whatsoever, other than those provided for in paragraphs 4 and 7 with the exception that he will continue to be eligible for any vested retirement benefits for which he may be eligible in accordance with the terms of the Qualified Pension Plan and any other nonqualified pension and deferred compensation plans applicable to Employee. The payments specified in paragraph 4 and 7 include full and complete compensation for any and all of Employee’s counsel or other fees, expenses and costs incurred in connection with negotiation of this Agreement, and Employee expressly agrees that Mellon is not responsible therefor.

10. Employment Taxes. Except for those obligations that Mellon has under federal, state and/or local law, Employee expressly agrees that he is solely responsible for all tax liabilities and consequences to him which may result from his receipt of money or benefits under this Agreement, and he agrees that Mellon shall bear absolutely no responsibility for such liabilities or consequences. Employee indemnifies and holds Mellon harmless from any such tax liabilities or consequences. Further, Employee agrees that, except as stated herein, Mellon shall not be required to pay any further sum to him as part of this settlement, for any reason, including, but not limited to whether the tax liabilities and consequences to him are ultimately assessed in a fashion he does not presently anticipate.

11. Confidentiality; Non-Interference, Non-Solicitation; Unfair Competition; Proprietary Developments. Employee acknowledges that his employment with Mellon created a relationship of confidence and trust between him and Mellon with respect to confidential Mellon information. Mellon incorporates by reference, as if fully set forth herein, the terms of its [standard provisions relating to confidential information, non-interference, non-solicitation and unfair competition and proprietary developments]. Employee expressly agrees that these restrictions remain in full force and effect. Employee also agrees to leave in his office on or before the Effective Date of this Agreement, all memoranda, notes, software, plans, records, reports and other documents belonging to Mellon (and all copies hereof and extracts therefrom) relating to its business, which he possesses or has under his control.

12. Employee Cooperation. Except for any claims brought or made by Employee under the terms of this Agreement, Employee agrees to cooperate with Mellon, upon reasonable notice and at reasonable times, in the prosecution and defense of litigation and in related investigations and preparations of any claims or actions now in existence or that may be threatened or brought in the future relating to events or occurrences that transpired while he was employed by Mellon.

13. Terms of Agreement Confidential. Employee expressly agrees that he will keep the terms and contents of this Agreement, with the exception of paragraph 10 completely confidential and that he has not revealed and will not reveal such terms and contents to any person other than his immediate family, personal legal counsel, accountant, financial advisor, any appropriate taxing authorities, under compulsion of law or to the extent necessary to enforce the terms of the Agreement. The terms of this paragraph do not prohibit or restrict Employee (or Employee’s attorney) from responding to any inquiry about this Agreement or its underlying facts and circumstances by the Securities and Exchange Commission (“SEC”), the National Association of Securities Dealers, Inc. (“NASD”) or any other self-regulatory organization. Still further, nothing in this Paragraph or this Agreement prohibits Employee from disclosing or discussing with any third party: (1) the fact of Employee’s employment with Mellon; (2) the dates of Employee’s employment with Mellon; (3) Employee’s compensation and benefits while employed by Mellon; and (4) Employee’s job duties, responsibilities and accomplishments while employed by Mellon.

14. Non-Admission of Wrongdoing. Employee expressly agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Mellon that it in any way admits any allegation that it treated Employee or any other person in any way unlawfully or unfairly, and that Mellon expressly denies any such allegations.

15. Governing Law; Severability. Employee expressly agrees that this Agreement will be governed by Pennsylvania law and any ambiguities in language will not be construed against the drafter. If any term, condition, clause or provision of this Agreement shall be determined by a court of competent jurisdiction to be void or invalid then only that term, condition, clause or provision as is determined to be void or invalid shall be stricken from this Agreement, and this Agreement shall remain in full force and effect in all other respects.

16. Entire Agreement. Employee expressly warrants and agrees that no promise or inducement has been offered to him except as set forth herein, that this is the complete agreement between him and Mellon, and that there is no written or oral understanding or agreement between him and Mellon not recited herein.

17. Time to Consider Agreement and Consult with Attorney; Effective Date. Employee expressly warrants that he was ADVISED BY THIS WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THE AGREEMENT AND HE EXPRESSLY WARRANTS THAT HE HAS IN FACT HAD THE OPPORTUNITY TO CONSULT WITH AND BE ADVISED BY AN ATTORNEY PRIOR TO EXECUTING THE AGREEMENT, THAT HE HAS BEEN AFFORDED THE OPPORTUNITY TO CONSIDER THIS AGREEMENT FOR A PERIOD OF TWENTY-ONE (21) DAYS, that he has carefully read it, that he understands completely its contents and that he has executed the same of his own free will, act and deed. Employee shall have a period of seven (7) days following his execution of this Agreement to revoke it, and this Agreement shall not be effective or enforceable prior to that seven (7) day revocation period (“Effective Date”). If Employee does not advise, Human Resources, Pittsburgh, PA, in writing that he revokes this Agreement within seven (7) days of his execution of it, he understands that this Agreement shall be forever effective and enforceable as of the Effective Date.

IN WITNESS WHEREOF, ROBERT KELLY AND MELLON FINANCIAL CORPORATION, intending to be legally bound hereby, and for full consideration, have executed this Confidential Separation Agreement and Release this      day of                     , [200  ].

MELLON FINANCIAL CORPORATION

ROBERT KELLY	By:

General Counsel

TERM SHEET

Provision	Terms

Title	• Chairman, President and CEO of Mellon and Bank • Member of Mellon Board of Directors

Base Salary	• Annual rate of $975,000

Annual Incentive Opportunity	• On-Target:200% of salary or $1,950,000 • Strong: 300% of salary or $2,925,000 • Outstanding: 400% of salary or $3,900,000

Total Cash Compensation (base salary plus annual incentive)	• On-Target: $2,925,000 • Strong: $3,900,000 • Outstanding: $4,875,000

Annual Expected Value of LTI	• $5,100,000 or 523% of salary delivered in: — 280,000 Stock Options — 34,000 Restricted Shares — 69,000 Performance Shares

Total Direct Compensation (Total Cash plus EV of LTI)	• On-Target: $8,025,000 • Strong: $9,000,000 • Outstanding: $9,975,000

Supplemental Executive Retirement Plan

•      Participation in plan, 2% of highest 12 months of cash compensation (base plus bonus) in final 36 months per year of service

•      Credit will be given in the Mellon SERP for the number of years spent in previous employment at Wachovia; requires 5 years cliff vesting

Perquisites	• Participation in all perq/fringe programs extended currently to senior Mellon management

One-time Restricted Stock Award	• 225,000 shares ($7,900,000) vesting as 25% per year over 4 years • Vest on CIC, termination without cause or constructive discharge

Change-in-Control Benefit

•      3 times current base salary plus highest bonus paid in prior 3 years

•      Immediate vesting of all unvested equity and SERP

•      Gross Up for Golden Parachute Tax

•      Mellon CIC Agreement

•      Subject to Release

Severance Benefit (not for cause)

•      If severed in first 3 years (Feb. 2006-Feb. 2009), individual will receive benefit of:

—     2 times current base salary and highest bonus paid to date or target bonus, whichever is greater*

—     Immediate vesting of one-time restricted stock award*

—     Vesting of all equity awards, and extended period for exercise

—     Two years of age and services credit under SERP*

—     Two years continued Health and Welfare Benefits*

—     Subject to Release*

SERP Supplemental Restricted Benefit	• Similar to that provided to current Chairman and Vice Chairman • Service with Wachovia counted for Service, but not vesting • 5 years vesting, 100% vesting on CIC

*	Also provided on construtive discharge.